Exhibit 10.30

Execution Copy

GENERAL BUSINESS SECURITY AGREEMENT

THIS SECURITY AGREEMENT is entered into as of the 23rd day of March, 2011, by and between Cancer Genetics, Inc., a Delaware corporation (“Borrower”), in favor of DAM Holdings, LLC, a Wisconsin limited liability company (“Lender”).

WHEREAS, Borrower has requested Lender to extend Borrower a loan in the principal amount of up to Three Million Dollars ($3,000,000.00) (the “Loan”) as evidenced by a Promissory Note of even date herewith in the principal amount of the Loan executed by Borrower and delivered to Lender (the “Note”); and

WHEREAS, in order to more fully secure Borrower’s obligations under the Note, Lender has requested Borrower to execute this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Construction and Definition of Terms. All terms used in this Agreement without definition that are defined by the Delaware Uniform Commercial Code shall have the meanings assigned to them by the Delaware Uniform Commercial Code as in effect on the date of this Agreement, unless and to the extent varied by this Agreement. All accounting terms used in this Agreement without definition shall have the meanings assigned to them as determined by generally accepted accounting principles in the United States. The use of any gender or the neuter shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa. In addition to the terms defined elsewhere in this Agreement, unless the context otherwise requires, when used herein, the following terms shall have the following meanings:

1.1 “Agreement” means this General Business Security Agreement and all amendments, modifications, and supplements hereto.

1.2 “Bankruptcy Code” means the United States Bankruptcy Code, as amended from time to time.

1.3 “Business Premises” means Borrower’s chief executive office located at 201 Route 17 North, 2nd Floor, Rutherford, New Jersey, 07070.

1.4 “Closing” means the date this Agreement is executed.

1.5 “Collateral” means the following:

All of Borrower’s personal property wherever located, both now owned and hereafter acquired, including, but not limited to, all equipment, fixtures, inventory, goods,

documents, general intangibles, accounts, deposit accounts (unless a security interest would render a nontaxable account taxable), contract rights (including, but not limited to, all of Borrower’s rights in franchise agreements, license agreements and market development agreements), chattel paper, patents, trademarks and copyrights (and the good will associated with and registrations and licensing of them), instruments, letter of credit rights and investment property, and all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, software used in, all returned or repossessed goods the sale of which gave rise to, and all accessions, additions, amendments, modifications, replacements, and substitutions to, of or for the foregoing, and all proceeds, supporting obligations and products of the foregoing.

1.6 “Event of Default” shall mean any of the events described in Section 5 of this Agreement.

1.7 “Existing Credit Agreements” means (i) the Credit Agreement, dated April 29, 2008, between Borrower and the Prior Secured Party, as amended, (ii) the related Revolving Note, as amended, (iii) the Security Agreement, dated April 29, 2008, between Borrower and the Prior Secured Party, as amended, (iv) the Collateral Patent Assignment, dated as of July 8, 2008, between Borrower and the Prior Secured Party, and (v) such other documents ancillary to the foregoing documents.

1.8 “Hazardous Materials” means (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, operated, or acquired by Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance that by Law requires special handling in its collection, storage, treatment, or disposal.

1.9 “Hazardous Materials Contamination” means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials on any property owned, operated, or controlled by Borrower or for which Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, operated, or acquired by Borrower, and any other contamination by Hazardous Materials for which Borrower is, or is claimed to be, responsible.

1.10 “Indebtedness” shall include all items that would properly be included in the liability section of a balance sheet or in a footnote to a financial statement in accordance with generally accepted accounting principles in the United States and shall also include all contingent liabilities.

1.11 “Lien” shall mean any statutory or common law consensual or non-consensual mortgage, pledge, security interest, encumbrance, lien, right of setoff, claim, or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof, and any secured transaction under the Uniform Commercial Code of any jurisdiction.

1.12 “Loan Documents” shall mean this Agreement, the Credit Agreement, dated of even date herewith, between Borrower and Lender, the Note, and any and all other agreements, contracts, promissory notes, security agreements, assignments, subordination agreements, pledge or hypothecation agreements, mortgages, deeds of trust, leases, guaranties, instruments, letters of credit, letter-of-credit agreements, and documents now and hereafter existing between Lender and Borrower, executed and/or delivered in connection with the Loan or otherwise or guaranteeing, securing, or in any other manner relating to any of the Obligations, together with any other instrument or document executed by Borrower, Lender, or any other person in connection with the Loan.

1.13 “Obligations” shall include the full and punctual observance and performance of all present and future duties, covenants, and responsibilities due to Lender by Borrower under this Agreement, the Note and the other Loan Documents, and all present and future obligations and liabilities of Borrower to Lender for the payment of money under this Agreement, the Note and the other Loan Documents (extending to all principal amounts, interest, late charges, fees, and all other charges and sums, as well as all costs and expenses payable by Borrower under this Agreement, the Note and the other Loan Documents).

1.14 “Obligor” shall mean individually and collectively, Borrower and each endorser, guarantor, and surety of the Obligations; any person who is primarily or secondarily liable for the repayment of the Obligations, or any portion thereof; and any person who has granted security for the repayment of any of the Obligations.

1.15 “Permitted Liens” shall mean (a) Liens of Lender, (b) Liens for taxes not delinquent or for taxes being diligently contested in good faith by Borrower by appropriate proceedings, subject to the conditions set forth in Subsection 4.2, (c) mechanic’s, workman’s, materialman’s, landlord’s, carrier’s and other like Liens arising in the ordinary course of business with respect to obligations that are not due or that are being diligently contested in good faith by Borrower by appropriate proceedings, provided such Liens did not arise in connection with the borrowing of money or the obtaining of advances or credit and do not, in Lender’s discretion, in the aggregate materially detract from the value of Borrower’s assets or materially impair the use thereof, (d) Liens specifically consented to by Lender in writing, and (e) Liens in favor of the Prior Secured Party as set forth in the Existing Credit Agreements.

1.16 “Prior Secured Party” shall mean Wells Fargo Bank, N.A.

2. Security.

2.1 Security Interest. As security for the payment and performance of all of the Obligations, whether or not any instrument or agreement relating to any Obligation specifically refers to this Agreement or the security interest created hereunder, Borrower hereby assigns, pledges, and grants to Lender a continuing security interest in the Collateral. Lender’s security interest shall continually exist until all Obligations have been paid in full. Lender’s security interest in the Collateral is junior in priority, operation and effect, in all respects, to the first priority security interest of the Prior Secured Party under the Existing Credit Agreements.

2.2 Covenants and Representations Concerning Collateral. With respect to all of the Collateral, Borrower covenants, warrants, and represents that:

(a) No financing statement covering any of the Collateral is on file in any public office or land or financing records except for financing statements in favor of Lender or the Prior Secured Party, and Borrower is the legal and beneficial owner of all of the Collateral, free and clear of all Liens, except for Permitted Liens.

(b) The security interest granted Lender hereunder shall constitute a second priority Lien upon the Collateral (subject in all respects to the first priority lien of the Prior Secured Party). Borrower shall not, and Lender does not authorize Borrower to, sell, lease, license, or assign any interest in the Collateral nor, without Lender’s prior written consent, permit any other Lien to be created or remain thereon except for Permitted Liens.

(c) Borrower will maintain the Collateral in good order and condition, ordinary wear and tear excepted, and will use, operate, and maintain the Collateral in compliance with all laws, regulations, and ordinances and in compliance with all applicable insurance requirements and regulations. Borrower will promptly notify Lender in writing of any litigation involving or affecting the Collateral that Borrower knows or has reason to believe is pending or threatened. Borrower will promptly pay when due all taxes and all transportation, storage, warehousing, and other such charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at Borrower’s expense, against all claims and demands of any persons claiming any interest in the Collateral adverse to Borrower or Lender.

(d) At all reasonable times, after giving reasonable advance notice to Borrower, Lender and its agents and designees may enter the Business Premises and any other premises of Borrower and inspect the Collateral and all books and records of Borrower (in whatever form), and Borrower shall pay the reasonable costs of such inspections.

(e) Borrower will maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such loss deductible amounts and with such companies as may be satisfactory to Lender in its sole discretion, and each such policy shall contain a clause or endorsement satisfactory to Lender in its sole discretion naming Lender as loss payee and a clause or endorsement satisfactory to Lender in its sole discretion that such policy may not be cancelled or altered and Lender may not be removed as loss payee without at least thirty days prior written notice to Lender. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that Borrower will not be deemed a co-insurer under applicable insurance laws, regulations, policies, or practices. Borrower hereby assigns to Lender and grants to Lender a security interest in any and all proceeds of such policies. Borrower hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to Lender and not to Borrower and Lender jointly. After deduction from any such proceeds of all costs and expenses (including attorneys’ fees) incurred by Lender in the collection and handling of such proceeds, the net proceeds shall be applied as follows. If no Event of Default shall have occurred and be continuing, such net proceeds may be applied, at Borrower’s option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender in its sole discretion, or as a credit against such of the Obligations, whether matured or unmatured, as Lender shall determine in Lender’s sole discretion. In the event that Borrower may and does elect to replace or restore as aforesaid, then such net proceeds shall be deposited in a segregated account at a financial institution designated by Lender subject to the sole order of Lender and shall be disbursed therefrom by Lender in such manner and at such times as Lender deems appropriate to complete such replacement or restoration; provided, however, that if an Event of Default shall occur at any time before or after replacement or restoration has commenced, then thereupon Lender shall have the option to apply all remaining net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender in its sole discretion, or as a credit against such of the Obligations, whether matured or unmatured, as Lender shall determine in Lender’s reasonable discretion. If an Event of Default shall have occurred prior to such deposit of the net proceeds, then Lender may, in its sole discretion, apply such net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender in its reasonable discretion, or as a credit against such of the Obligations, whether matured or unmatured, as Lender shall determine in Lender’s reasonable discretion.

(f) All books and records pertaining to the Collateral are located at the Business Premises and Borrower will not change the location of such books and records without the prior written consent of Lender, which consent shall not be unreasonably withheld.

(g) Borrower shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments, and documents as Lender may request to vest in and assure to Lender its rights hereunder or in any of the Collateral, including, without limitation, placing legends on Collateral or on books and records pertaining to Collateral stating that Lender has a security interest therein.

(h) Borrower shall cooperate with Lender to obtain and keep in effect one or more control agreements in deposit account, electronic chattel paper, investment property, and letter-of-credit rights Collateral.

(i) Borrower authorizes Lender to file financing statements covering the Collateral and all personal property of Borrower and containing such legends as Lender shall deem necessary or desirable to protect Lender’s interest in the Collateral. Borrower agrees to pay all taxes, fees, and costs (including attorneys’ fees) paid or incurred by Lender in connection with the preparation, filing, or recordation thereof.

(j) Whenever required by Lender, Borrower shall promptly deliver to Lender, with all endorsements and/or assignments required by Lender, all instruments, chattel paper, guaranties, and the like received by Borrower constituting, evidencing, or relating to any of the Collateral or proceeds of any of the Collateral.

(k) Borrower shall not file any amendments, correction statements, or termination statements concerning the Collateral without the prior written consent of Lender.

(1) If any Collateral arises out of a contract with the United States Government or any department, agency, or instrumentality thereof, Borrower shall immediately notify Lender and shall execute and deliver to Lender any writing required by Lender in order that all money due or to become due under such contracts shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act (31 United States Code ‘ 3727; 41 United States Code ‘ 15).

2.3 Collateral Collections. After an Event of Default shall have occurred, subject to the first priority rights of the Prior Secured Party under the Existing Credit Agreements, Lender shall have the right at any and all times to enforce Borrower’s rights against account borrowers and other parties obligated on Collateral, including, but not limited to, the right to: (a) notify and/or require Borrower to notify any or all account borrowers and other parties obligated on Collateral to make payments directly to Lender or in care of a post office lock box under the sole control of Lender established at Borrower’s expense subject to Lender’s customary arrangements and charges therefor, and to take any or all action with respect to Collateral as Lender shall determine in its sole discretion, including, without limitation, the right to demand, collect, sue for, and receive any money or property at any time due, payable, or receivable on account thereof, compromise and settle with any person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility to Borrower; (b) require Borrower to segregate and hold in trust for Lender and, on the day of Borrower’s receipt thereof, transmit to Lender in the exact form received by Borrower (except for such assignments and endorsements as may be required by Lender), all cash, checks, drafts, money orders, and other items of payment constituting Collateral or proceeds of Collateral; and/or (c) establish and maintain at a financial institution designated by Lender a “Repayment Account” that shall be under the exclusive control of and subject to the sole order of Lender and that shall be subject to the imposition of such customary charges as are imposed from time to time upon such accounts by the financial institution at which such account is maintained, for the deposit of cash, checks, drafts, money orders, and other items of payments constituting Collateral or proceeds of Collateral from which Lender may, in its sole discretion, at any time and from time to time, withdraw all or any part. Lender’s collection and enforcement of Collateral against account borrowers and other persons obligated thereon shall be deemed to be commercially reasonable if Lender exercises the care and follows the procedures that a commercially reasonable lender generally applies to the collection of obligations owed to it. All cash and non- cash proceeds of the Collateral may be applied by Lender upon Lender’s actual receipt of cash proceeds against such of the Obligations, matured or unmatured, as Lender shall determine in Lender’s sole discretion.

2.4 Care of Collateral. Borrower shall have all risk of loss of the Collateral. Lender shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against account borrowers or other parties with prior interests in the Collateral. Borrower is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral. Lender’s sole responsibility is to take such action as is reasonably requested by Borrower in writing; however, Lender is not responsible to take any action that, in Lender’s sole judgment, would affect the value of the Collateral as security for the Obligations adversely. While Lender is not required to take certain actions, if action is needed, in Lender’s sole discretion, to preserve and maintain the Collateral, Borrower authorizes Lender to take such actions, but Lender is not obligated to do so.

2.5 Authorization and Power-of-Attorney. Borrower authorizes Lender to request other secured parties of Borrower to provide accountings, confirmations of Collateral, and confirmations of statements of account concerning Borrower. Borrower hereby designates and appoints Lender and its designees as attorney-in-fact of Borrower (which appointment is coupled with an interest), irrevocably and with power of substitution, with authority to endorse Borrower’s name on requests to other secured parties of Borrower for accountings, confirmations of collateral, and confirmations of statements of account.

3. Representations and Warranties. To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender that:

3.1 State of Incorporation and Legal Name. Borrower’s state of incorporation and exact legal name are set forth in the first paragraph of this Agreement.

3.2 Good Standing. Borrower is a corporation duly organized, legally existing, and in good standing under the laws of the state of its incorporation, has the power to own its property and to carry on its business and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary, unless the failure to so qualify or be in good standing in such jurisdictions would not have a material adverse effect on the business of the Company.

3.3 Authority. Borrower has full power and authority to enter into this Agreement, to make the borrowings hereunder, to execute and deliver all documents and instruments required hereunder, and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper corporate and other action, and no consent or approval of any person, including, without limitation, stockholders of Borrower and any public authority or regulatory body, that has not been obtained is required as a condition to the validity or enforceability hereof or thereof.

3.4 Binding Agreements. This Agreement has been duly and properly executed by Borrower, constitutes the valid and legally binding obligation of Borrower, and is fully enforceable against Borrower in accordance with its terms, subject only to laws affecting the rights of creditors generally and application of general principles of equity.

3.5 Financial Condition. The financial statements of Borrower heretofore delivered to Lender are true and complete, fairly present the financial condition of Borrower as of such dates and the results of its operations for the period then ended, and were prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis for prior periods. There is no Indebtedness of Borrower as of the date of such statements that is not reflected therein, and no material adverse change in Borrower’s financial condition has occurred since the date of such statements.

3.6 Title to Properties. Borrower has good and marketable title to all of its properties and assets (including the Collateral), and all of the properties and assets of Borrower are free and clear of Liens, except for Permitted Liens.

3.7 Place of Business. Borrower’s principal place of business and chief executive office is located at the Business Premises and Borrower has such other business locations as disclosed to Lender prior to the date of this Agreement.

3.8 Financial Information. All financial statements, schedules, reports, and other information supplied to Lender by or on behalf of Borrower heretofore and hereafter are and will be true and complete.

3.9 Presence of Hazardous Materials or Hazardous Materials Contamination. To the best of Borrower’s knowledge and belief, and except as permitted by applicable laws, no Hazardous Materials are located on any real property owned, operated, or controlled by Borrower or for which Borrower is responsible and for which remedial or corrective action would be required under applicable laws. To the best of Borrower’s knowledge and belief, and except as permitted by applicable laws, no property owned, operated, or controlled by Borrower has ever been used as a manufacturing, storage, or dump site for Hazardous Materials.

3.10 Perfection and Priority of Collateral. Lender has or upon proper recording of any financing statement, execution of any control agreement, or delivery of Collateral to Lender’s possession, will have and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims, and rights of third parties whatsoever, except Permitted Liens.

3.11 Commercial Purpose. The Loan is not a “consumer transaction” as defined in the Uniform Commercial Code and none of the Collateral was or will be purchased or held primarily for personal family or household purposes.

3.12 Survival; Updates of Representations and Warranties. All representations and warranties contained in or made in connection with this Agreement and the other Loan Documents shall survive the Closing and any advance made thereunder.

4. Borrower’s Covenants. Borrower covenants and agrees with Lender that, until (a) all Obligations have been paid in full, (b) there exists no commitment by Lender that could give rise to any Obligations, and (c) all appropriate termination statements have been filed terminating the security interest granted Lender hereunder, Borrower will:

4.1 Taxes. Pay and discharge all taxes, assessments, and governmental charges upon Borrower, its income, and properties, prior to the date on which penalties attach thereto unless and to the extent only that the same are being diligently contested by Borrower in good faith in the normal course of business by appropriate proceedings.

4.2 Corporate Existence, Continuation of Business, and Compliance with Laws. Maintain its corporate existence in good standing; continue its business operations as now being conducted; and comply with all applicable federal, state, and local laws, rules, ordinances, regulations, and orders unless and to the extent only that the validity or applicability thereof is being diligently contested by Borrower in good faith by appropriate proceedings; provided, however, that (a) Lender shall have been given reasonable prior written notice of intention to contest, (b) such noncompliance will not, in Lender’s sole discretion, materially impair any of the Collateral or Lender’s rights or remedies with respect thereto or the prospect for full and punctual payment of all of the Obligations, (c) Borrower at all times effectively stays or prevents any official or judicial sale of or action or filing against any of the Collateral by reason of such noncompliance, and (d) Borrower establishes reasonable reserves for any liabilities or expenses that may arise out of such noncompliance and contest.

4.3 Books and Records. Keep and maintain proper and current books and records in accordance with generally accepted accounting principles in the United States and permit access by Lender to, reproduction by Lender of, and copying by Lender from, such books and records during normal business hours after reasonable advance notice to Borrower. All reasonable costs and expenses of such inspections and examinations shall be paid by Borrower.

4.4 Maintenance of Properties. Maintain all properties and improvements necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and cause replacements and repairs to be made when necessary for the proper conduct of its business.

4.5 Patents, Franchises, etc. Maintain, preserve, and protect all licenses, patents, franchises, trademarks ,and trade names of Borrower or licensed by Borrower that are necessary to the conduct of the business of Borrower as now conducted, free of any conflict with the rights of any other person.

4.6 Insurance. Maintain with duly licensed insurers and in amounts satisfactory to Lender in its sole discretion such insurance on Borrower’s tangible personal property against such risks and with such loss deductible amounts as may be satisfactory to Lender in its sole discretion. Borrower shall deliver to Lender from time to time, and periodically if Lender shall so require, evidence satisfactory to Lender in its sole discretion that all insurance and endorsements required pursuant to this Agreement and the Loan Documents are in effect.

4.7 Further Assurances and Corrective Instruments. Promptly execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, to Lender from time to time such supplements hereto and such other instruments and documents as may be requested by Lender to protect and preserve the Collateral, Lender’s security interest therein, perfection of Lender’s security interest, and/or Lender’s rights and remedies hereunder.

4.8 Financial Information. Deliver to Lender promptly upon Lender’s request, and periodically if Lender shall so require, such written statements, schedules, or reports in such form, containing such information, and accompanied by such documents as may be satisfactory to Lender in its sole discretion from time to time concerning the Collateral, Borrower’s financial condition or business operations, or any other matter or matters, including, without limitation, copies of federal, state, and local tax returns of Borrower, and permit Lender, its agents and designees, to discuss Borrower’s financial condition and business operations with Borrower’s officers and employees.

4.9 Notice of Event of Default. Immediately notify Lender in writing of the occurrence of any Event of Default or any event or existing condition that, with the giving of notice and/or the lapse of time, could constitute an Event of Default or that might materially and adversely affect the financial conditions or operations of Borrower and the facts with respect thereto.

4.10 Hazardous Materials; Contamination. Borrower agrees to (a) give notice to Lender immediately upon Borrower’s acquiring knowledge of the presence of any Hazardous Materials (other than those stored in compliance with applicable laws and are in Borrower’s possession in the ordinary course of business) on any property owned or controlled by Borrower or for which Borrower is responsible or of any Hazardous Materials Contamination with a full description thereof for which remedial or corrective action is required; (b) promptly take action to comply with any laws requiring the removal, treatment, or disposal of Hazardous Materials or Hazardous Materials Contamination and provide Lender with satisfactory evidence of such action, which action must be in all respects sufficient to avoid any penalty, assessment, or notice of non-compliance with any required remedial or corrective action on the part of any governmental authority; (c) provide Lender, within 30 days after a demand by Lender, with a bond, letter-of-credit, or similar financial assurance evidencing to Lender’s reasonable satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of Hazardous Materials described in item (b) or Hazardous Materials Contamination and discharging any Lien that may be established as a result thereof on any property owned or controlled by Borrower or for which Borrower is responsible; and (d) defend, indemnify, and hold harmless Lender and its employees, trustees, successors, and assigns from any and all claims that may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials on any property owned or controlled by Borrower for which Borrower is responsible for any Hazardous Materials Contamination.

4.11 Liens. Not directly or indirectly create, incur, assume, or permit to exist, directly or indirectly, any Lien upon any of Borrower’s properties or assets, now or hereafter owned by Borrower, other than Permitted Liens.

5. Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

5.1 Failure to Pay. The failure of Borrower to pay any of the Obligations as and when due and payable (whether by acceleration, declaration, extension, or otherwise).

5.2 Covenants and Agreements. The failure of Borrower to perform, observe, or comply with any of the covenants of this Agreement or any of the other Loan Documents in any material way.

5.3 Information, Representations and Warranties. If any representation or warranty made herein or if any information contained in any financial statement, application, schedule, report, or any other document given by Borrower in connection with the Obligations, with the Collateral, or with any of the Loan Documents is not in all material respects true and accurate or if Borrower omitted to state any material fact or any fact necessary to make such information not misleading.

5.4 Default under Loan Documents. The occurrence of an Event of Default under any of the Loan Documents.

5.5 Default on Other Obligations. The occurrence of any default under any other borrowing if the result of such default would permit the acceleration of the maturity of any note, loan, or other agreement between Borrower and any person other than Lender.

5.6 Insolvency. Borrower shall be or become insolvent (as defined in Section 101 of the United States Bankruptcy Code) or unable to pay its debts as they become due, or admits in writing to such insolvency or to such inability to pay its debts as they become due.

5.7 Involuntary Bankruptcy. There shall be filed against Borrower an involuntary petition or other pleading seeking the entry of a decree or order for relief under the United States Bankruptcy Code or any similar federal or state insolvency or similar laws ordering: (a) the liquidation of Borrower or (b) a reorganization of Borrower or the business and affairs of Borrower or (c) the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for Borrower of the property of Borrower and the failure to have such petition or other pleading denied or dismissed within 45 calendar days from the date of filing.

5.8 Voluntary Bankruptcy. The commencement by Borrower of a voluntary case under the federal bankruptcy laws or any federal or state insolvency or similar laws or the consent by Borrower to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, or similar official for Borrower of any of the property of Borrower or the making by Borrower of an assignment for the benefit of creditors, or the failure by Borrower generally to pay its debts as the debts become due.

5.9 Judgments, Awards. The entry of any judgment, order, award, or decree against Borrower and a determination by Lender, in good faith but in its reasonable discretion, that the same, when aggregated with all other judgments, orders, awards, and decrees outstanding against Borrower could have a material adverse effect on the prospect for Lender to fully and punctually realize the full benefits conferred on Lender by this Agreement.

5.10 Injunction. The injunction or restraint of Borrower in any manner from conducting its business in whole or in part and a determination by Lender, in good faith but in its reasonable discretion, that the same could have a material adverse effect on the prospect for Lender to fully and punctually realize the full benefits conferred on Lender by this Agreement.

5.11 Attachment by Creditors. Any assets of Borrower shall be attached, levied upon, seized or repossessed, or come into the possession of a trustee, receiver or other custodian and a determination by Lender, in good faith but in its reasonable discretion, that the same could have a material adverse effect on the prospect for Lender to fully and punctually realize the full benefits conferred on Lender by this Agreement.

5.12 Dissolution, Merger, Consolidation, Reorganization. The voluntary or involuntary dissolution, merger, consolidation, winding up, or reorganization of Borrower or the occurrence of any action preparatory thereto.

6. Rights and Remedies.

6.1 Rights and Remedies of Lender. Upon and after the occurrence of an Event of Default, subject to the first priority rights of the Prior Secured Party under the Existing Credit Agreements, Lender may, without notice or demand, exercise in any jurisdiction in which enforcement of this Agreement is sought, the following rights and remedies, in addition to the rights and remedies available to Lender under the Loan Documents, the rights and remedies of a Lender under the Uniform Commercial Code, and all other rights and remedies available to Lender under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively, or concurrently:

(a) Declare all Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest, or notice of any kind, all of which are hereby expressly waived.

(b) Institute any proceeding or proceedings to enforce the Obligations and any Liens of Lender.

(c) Take possession of the Collateral, and for that purpose, so far as Borrower may give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom without any liability for suit, action, or other proceeding, Borrower HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and require Borrower, at Borrower’s expense, to assemble and deliver the Collateral to such place or places as Lender may designate.

(d) Operate, manage, and control the Collateral (including use of the Collateral and any other property or assets of Borrower in order to continue or complete performance of Borrower’s obligations under any contracts of Borrower), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom and sell or otherwise dispose of any or all of the Collateral upon such terms and under such conditions as Lender, in its sole discretion, may determine, and purchase or acquire any of the Collateral at any such sale or other disposition, all to the extent permitted by applicable law.

(e) Enforce Borrower’s rights against any account debtor and other obligors.

6.2 Power of Attorney. Effective upon the occurrence of an Event of Default, Borrower hereby designates and appoints Lender and its designees as attorney-in-fact of Borrower, irrevocably and with power of substitution, with authority to endorse Borrower’s name on any notes, acceptances, checks, drafts, money orders, instruments, or other evidences of payment or proceeds of the Collateral that may come into Lender’s possession; to execute proofs of claim and loss; to adjust and compromise any claims under insurance policies; and to perform all other acts necessary and advisable, in Lender’s sole discretion, to carry out and enforce this Agreement and the other Loan Documents. All acts of said attorney or designee are hereby ratified and approved by Borrower and said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment by Lender that could give rise to any Obligations.

6.3 Notice of Disposition of Collateral and Disclaimer of Warranties. It is mutually agreed that commercial reasonableness and good faith require Lender to give Borrower no more than ten (10) days prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or any other intended disposition is to be made. It is mutually agreed that it is commercially reasonable for Lender to disclaim all warranties that arise with respect to the disposition of the Collateral.

6.4 Costs and Expenses. Borrower agrees to pay to Lender on demand the amount of all expenses paid or incurred by Lender in consulting with counsel concerning any of its rights hereunder, under the other Loan Documents, or under applicable law, all expenses, including attorneys’ fees and court costs paid or incurred by Lender in exercising or enforcing any of its rights hereunder, under the Loan Documents, or under applicable law, together with interest on all such amounts at the highest rate and calculated in the manner provided in the Note (the “Enforcement Costs”). All such Enforcement Costs shall be deemed to be included in the Obligations and secured by the security interest granted Lender hereunder. The provisions of this

Subsection shall survive the termination of this Agreement and Lender’s security interest hereunder and the payment of all Obligations.

7. Miscellaneous

7.1 Performance for Borrower. Borrower agrees and hereby authorizes that Lender may, in Lender’s sole discretion, but Lender shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of Borrower, without prior notice to Borrower, in order to insure Borrower’s compliance with any covenant, warranty, representation, or agreement of Borrower made in or pursuant to this Agreement or any of the Loan Documents, to continue or complete, or cause to be continued or completed, performance of Borrower’s obligations under any contracts of Borrower, to cover overdrafts in any checking or other accounts of Borrower or to preserve or protect any right or interest of Lender in the Collateral or under or pursuant to this Agreement or any of the Loan Documents, including, without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Collateral or other property or assets of Borrower; provided, however, that the making of any such advance by Lender shall not constitute a waiver by Lender of any Event of Default with respect to which such advance is made nor relieve Borrower of any such Event of Default. Borrower shall pay to Lender upon demand all such advances made by Lender with interest thereon at the highest rate and calculated in the manner provided in the Note. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Lender hereunder; provided, however, that the provisions of this Subsection shall survive the termination of this Agreement and Lender’s security interest hereunder and the payment of all other Obligations.

7.2 Expenses. Whether or not any of the transactions contemplated hereby shall be consummated, Borrower agrees to pay to Lender on demand the amount of all expenses paid or incurred by Lender (including the fees and expenses of its counsel) in connection with the preparation of all written commitments of Lender antedating this Agreement, this Agreement and the Loan Documents and all documents and instruments referred to herein and all expenses paid or incurred by Lender in connection with the filing or recordation of all financing statements and instruments as may be required by Lender at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes, and other costs and taxes incident to recordation of any document or instrument in connection herewith. Borrower shall pay Lender $25.00 for each response to Borrower’s request for an accounting or confirmation of a list of Collateral or statement of account exceeding one request per six month period. Borrower agrees to save harmless and indemnify Lender from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs, or any other expenses incurred by Lender in connection with this Agreement. The provisions of this Subsection shall survive the termination of this Agreement and Lender’s security interest hereunder and the payment of all other Obligations.

7.3 Applications of Payments and Collateral. Except as may be otherwise specifically provided in this Agreement, all Collateral and proceeds of Collateral coming into Lender’s possession and all payments made by any Obligor may be applied by Lender to any of the Obligations, whether matured or unmatured, as Lender shall determine in its sole but reasonable discretion. Lender may defer the application of non-cash proceeds of Collateral, including, but not limited to, non-cash proceeds collected under Section 2.3, to the Obligations until cash proceeds are actually received by Lender.

7.4 Waivers by Borrower. Borrower hereby waives, to the extent the same may be waived under applicable law: (a) notice of acceptance of this Agreement; (b) all claims, causes of action, and rights of Borrower against Lender on account of actions taken or not taken by Lender in the exercise of Lender’s rights or remedies hereunder, under the other Loan Documents, or under applicable law; (c) all claims of Borrower for failure of Lender to comply with any requirement of applicable law relating to enforcement of Lender’s rights or remedies hereunder, under the other Loan Documents, or under applicable law; (d) all rights of redemption of Borrower with respect to the Collateral; (e) in the event Lender seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession that otherwise may be necessary or required; (f) presentment, demand for payment, protest and notice of non-payment and all exemptions; (g) any and all other notices or demands that by applicable law must be given to or made upon Borrower by Lender; (h) settlement, compromise, or release of the obligations of any person primarily or secondarily liable upon any of the Obligations; (i) all rights of Borrower to demand that Lender release account borrowers from further obligation to Lender; and (j) substitution, impairment, exchange, or release of any Collateral for any of the Obligations. Borrower agrees that Lender may exercise any or all of its rights and/or remedies hereunder, under the other Loan Documents, and under applicable law without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations. Upon termination of this Agreement and Lender’ security interest hereunder and payment of all Obligations, within sixty days following Borrower’s request to Lender, Lender shall release control of any security interest in the Collateral perfected by control and Lender shall send Borrower a statement terminating any financing statement filed against the Collateral.

7.5 Waivers by Lender. Neither any failure nor any delay on the part of Lender in exercising any right, power, or remedy hereunder, under any of the Loan Documents or under applicable law shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

7.6 Lender’s Setoff. Lender shall have the right, in addition to all other rights and remedies available to it, following an Event of Default, to set off against any Obligations due Lender, any debt owing to Borrower by Lender, including, without limitation, any funds of Borrower held by Lender. Borrower hereby confirms Lender’s right to a lien in any cash or other property in its possession and to setoff, and nothing in this Agreement or any of the Loan Documents shall be deemed a waiver or prohibition of Lender’s right to a lien in any cash or other property in its possession or to setoff.

7.7 Modifications. No modifications or waiver of any provision of this Agreement or any of the Loan Documents, and no consent by Lender to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar, or other circumstances.

7.8 Notices. Any notice, request, or other communication in connection with this Agreement shall be in writing and, if sent by registered or certified mail, shall be deemed to have been given when received by the party to whom directed, or, if sent by mail but not registered or certified, when deposited in the mail, postage prepaid, provided that any such notice or communication shall be addressed to a party hereto as provided below (or at such other address as such party shall specify in writing to the other parties hereto):

(a)	If to Borrower, at 201 Route 17 North, 2nd Floor, Rutherford, New Jersey 07070, Attention: Panna Sharma;

(b)	If to Lender, at 1418 N. Lakeshore Drive, Suite 29, Chicago, IL 60610, Attention: Matthew Bluhm.

Notwithstanding anything to the contrary, all notices and demands for payment from Lender actually received in writing by Borrower shall be considered to be effective upon receipt thereof by Borrower regardless of the procedure or method utilized to accomplish such delivery thereof to Borrower.

7.9 Applicable Law and Consent to Jurisdiction. The performance and construction of this Agreement and the other Loan Documents shall be governed by the internal laws of the State of Delaware. Borrower agrees that any suit, action, or proceeding instituted against Borrower with respect to any of the Obligations, the Collateral, this Agreement, or any of the Loan Documents may be brought in any court of competent jurisdiction located in the State of Indiana. By its execution of this Agreement, Borrower hereby irrevocably waives any objection and any right of immunity on the ground of venue, the convenience of the forum or the jurisdiction of such courts or from the execution of judgments resulting therefrom. Borrower hereby irrevocably accepts and submits to the jurisdiction of the aforesaid courts in any such suit, action, or proceeding.

7.10 Survival; Successors and Assigns. All covenants, agreements, representations, and warranties made herein and in the other Loan Documents shall survive the execution and delivery hereof and thereof, shall survive Closing, and shall continue in full force and effect until all Obligations have been paid in full, there exists no commitment by Lender that could give rise to any Obligations, and all appropriate termination statements have been filed terminating the security interest granted Lender hereunder. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. In the event that Lender assigns the Note, this Agreement, and/or its security interest in the Collateral, Lender shall give written notice to Borrower of any such assignment. All covenants, agreements, representations, and warranties by or on behalf of Borrower that are contained in this Agreement and the Loan Documents shall inure to the benefit of Lender, its successors and assigns. Borrower may not assign this Agreement or any of its rights hereunder without the prior written consent of Lender.

7.11 Severability. If any term, provision, or condition, or any part thereof, of this Agreement or any of the Loan Documents shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision, or condition nor any other term, provision, or condition, and this Agreement and the Loan Documents shall survive and be construed as if such invalid or unenforceable term, provision, or condition had not been contained therein.

7.12 Merger and Integration. This Agreement and the attached Schedules (if any) contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement, or promise made by any party hereto, or by any employee, officer, agent, or attorney of any party hereto, which is not contained herein shall be valid or binding.

7.13 WAIVER OF JURY TRIAL. LENDER AND BORROWER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTE AND/OR TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. LENDER AND BORROWER EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY GIVEN.

7.14 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

7.15 Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions of this Agreement.

7.16 Recitals. The Recitals hereto are hereby incorporated into and made a part of this Agreement.

7.17 Subordination. Notwithstanding anything herein to the contrary, Lender acknowledges and agrees that (i) Borrower has granted to the Prior Secured Party a security interest in, and certain rights with respect to, the Collateral, as more fully set forth in the Existing Credit Agreements, prior to the granting to Lender of the security interest in, and rights with respect to, the Collateral herein, (ii) the security interest and rights of the Prior Secured Party remain in effect and perfected, (iii) the security interest and rights of Lender herein shall be junior in priority, operation and effect, in all respects, to the security interest and rights of the

Prior Secured Party, and (iv) this Agreement shall be subject in all respects to the Inter-Creditor Agreement to be entered into among Borrower, Lender and John Pappajohn of even date herewith.

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first above written.

BORROWER

Cancer Genetics, Inc.

By:	/s/ Panna Sharma
Panna Sharma, President & CEO

LENDER

DAM Holdings, LLC

By:	/s/ Matthew Bluhm
Matthew Bluhm, President

Signature Page to General Business Security Agreement